EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of GL Energy and Exploration Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GL Energy and Exploration Inc. (the "Company") of our report dated January 31, 2004, which appears in the Company's Annual Report on Form 10-KSB for the years ended December 31, 2002 and 2003 and for the period from October 7, 1998 (inception) through December 31, 2003.

/s/  MALONEY & BAILEY, PLLC

MALONEY & BAILEY, PLLC

Houston, Texas
March 26, 2004